Exhibit 10.1

Carbon Natural Gas Company

Annual Incentive Plan

2011

Plan Year

July 1, 2011 — December 31, 2011

Carbon Natural Gas Company

2011 Annual Incentive Plan

Plan Objectives

The Annual Incentive Plan (the “Plan”) is designed to meet the following objectives:

•                  Provide an annual incentive plan framework that is performance driven and focused on objectives that are critical to the success of Carbon Natural Gas Company (the “Company”).

•                  Offer competitive cash compensation opportunities to employees.

•                  Reward outstanding achievement.

•                  Recruit and retain key employees.

Plan Concept

The Plan provides Annual Incentive Awards which will be determined primarily on the basis of the Company’s results on financial and operating performance measures.

Fifty percent of the Incentive Award shall be based on financial and operating performance measures selected by the Board of Directors (the “Board”).

Fifty percent of the Incentive Award will be at the discretion of the Board.

The Plan period is from July 1, 2011 to December 31, 2011.

Performance Measures, Objectives and Weighting

The Board will establish the Performance Measures and Objectives, as well as the threshold, target and outstanding performance levels and the weighting for each Performance Measure.

Performance Measure	Weighting	Objective
Total Shareholder Return	25%	7.5% increase
EBITDA per Debt Adjusted Share Growth	25%	7.5% increase
Net Total Proved Reserves	25%	7.5% increase
Net Annual Production Growth	25%	7.5% increase
Total	100%

Plan Administration

The Plan will be administered by the Board and the CEO (for all positions except his own).  The Chief Financial Officer will verify the performance calculation for the financial and operating

Performance Measures in consultation with the Senior Vice President, Exploration and Production, who shall be responsible for the estimation of the Company’s oil and gas reserves.

Once the Incentive Award pool has been established, the CEO shall have the discretion to allocate incentive monies to individuals based on his assessment as to individual or group performance.

Award Achievement Levels

Award Achievement Levels for the Plan will be:

•      Threshold — Minimum level at which Incentive Award payout occurs

•                  Target — Level at which the participant receives the Target Award percentage.

•                  Outstanding — Level at which the participant receives 200% of the Target Award percentage.

Completion percentages between Threshold, Target and Outstanding will be determined by interpolation.

Targets shall be adjusted for material changes made during the year to the business plan or scope thereof, including the capital expenditure budget.

Performance Objective Levels

Performance objective levels will be set for each Performance Measure.  Performance results below the Threshold will equate to a zero completion percentage.

A minimum 25% completion threshold is required for the total Plan in order for Award payments to be made under the Plan.

Completion Calculation

Completion percentages for each individual Performance Measure will be equal to the calculated completion percentage of the Performance Measure multiplied by the weighting for that Performance Measure. The overall completion percentage for the Plan for financial and operating performance measures will be the sum of the weighted completion percentages for each individual Performance Measure.

Participants

The CEO shall determine which employees are to be participants in the Plan.  If a participant’s employment with the Company terminates for any reason prior to payment, no bonus award will be paid.

The Target Award percentages for the CEO and other officers of the Company are established by the Board.  Changes to Target Award percentages for Company officers are subject to the approval of the Board.  The CEO is authorized to establish and adjust at his discretion the

Target Award percentages for non-officer Plan participants.  All Awards to officers under the Plan are subject to approval of the Board.

Incentive Awards will be calculated based upon the participant’s base salary in effect at the end of the Plan year or earned salary during the Plan year if the participant was a new hire during the year.

Carbon Natural Gas Company

2011 Annual Incentive Plan

Performance Measure: Total Shareholder Return

Objective:	7.5% increase in share price

Definition:	The percentage change in the Company’s share price from July 1, 2011 to December 31, 2011

Awards Level:	Threshold	75% of Objective
	Target	100% of Objective
	Outstanding	125% of Objective

Carbon Natural Gas Company

2011 Annual Incentive Plan

Performance Measure: EBITDA per Debt Adjusted Share Growth

Objective:	7.5% increase in EBITDA per Debt Adjusted Share

Definition:	% increase in EBITDA per Debt Adjusted Share from July 1, 2011 to December 31, 2011

Awards Level:	Threshold	75% of Objective
	Target	100% of Objective
	Outstanding	125% of Objective

Carbon Natural Gas Company

2011 Annual Incentive Plan

Performance Measure: Net Total Proved Reserves

Objective:	7.5 % increase in Net Total Proved Reserves. All reserve calculations are based on SEC reserve rules.

Definition:	The percentage change in the company’s Net Total Proved Reserves from July 1, 2011 to December 31, 2011

Awards Level:	Threshold	75% of Objective
	Target	100% of Objective
	Outstanding	125% of Objective

Carbon Natural Gas Company

2011 Annual Incentive Plan

Performance Measure: % Growth in Net Production

Objective:	7.5% increase in net production

Definition:	% increase in net production after royalty from July 1, 2011 to December 31, 2011

Awards Level:	Threshold	75% of Objective
	Target	100% of Objective
	Outstanding	125% of Objective